Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CREDO PETROLEUM CORPORATION

CREDO Petroleum Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That on September 28, 2012, the Board of Directors of the Corporation (the “Board”) duly adopted resolutions to amend the Corporation’s Amended and Restated Certificate of Incorporation as follows:

Article First shall be deleted in its entirety and replaced with the following:

“FIRST: The name of the Corporation is Forestar Petroleum Corporation (hereinafter the “Corporation”).”

SECOND: The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 28th day of September, 2012.

CREDO PETROLEUM CORPORATION

By:	/s/ David M. Grimm
	Name:	David M. Grimm
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

[Signature Page to Certificate of Amendment]